SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Geon Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-1730488

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One Geon Center

Avon Lake, Ohio	44012-0122

(Address of Principal Executive Offices)	(Zip Code)

M.A. Hanna Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-0232435

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

Suite 36-5000

200 Public Square

Cleveland, Ohio	44114-2304

(Address of Principal Executive Offices)	(Zip Code)

Consolidation Corp.
(Exact Name of Registrant as Specified in Its Charter)

Ohio	Applied For

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One Geon Center

Avon Lake, Ohio	44012-0122

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:	333-37344

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Shares, Par Value $0.01 Per Share of PolyOne Corporation	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

      The Geon Company, M.A. Hanna Company and Consolidation Corp. will consolidate to form PolyOne Corporation, an Ohio corporation not yet in existence.

      The description of PolyOne Corporation’s common shares, par value $0.01 per share, required by this Item is contained in the registrants’ registration statement on Form S-4 (Registration No. 333-37344) under the Securities Act of 1933, filed with the Securities and Exchange Commission on May 18, 2000, as amended (the “Registration Statement”). Such description, which appears in the prospectus contained in the Registration Statement under the captions “Description of PolyOne Corporation Capital Stock” and “Comparison of Rights of Holders of Geon and Hanna Common Stock and PolyOne Corporation Common Shares,” is incorporated herein by reference.

Item 2. Exhibits.

      Not applicable.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

THE GEON COMPANY

(Registrant)

Date: August 30, 2000	/s/ Gregory L. Rutman

Name: Gregory L. Rutman

Title: Vice President, Chief

Legal Officer and Secretary

M.A. HANNA COMPANY

(Registrant)

Date: August 30, 2000	/s/ John S. Pyke, Jr.

Name: John S. Pyke, Jr.

Title: Vice President, General

Counsel and Secretary

CONSOLIDATION CORP.

(Registrant)

Date: August 30, 2000	/s/ Gregory L. Rutman

Name: Gregory L. Rutman

Title: Secretary and Assistant

Treasurer